Exhibit 99

Rocky Brands, Inc. Announces Third Quarter 2024 Results

NELSONVILLE, Ohio, October 30, 2024 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2024.

Third Quarter 2024 Overview

●	Net sales decreased 8.8% to $114.6 million versus the year-ago quarter, or 2.4%, excluding certain non-recurring sales from the year-ago quarter
●	Gross margin increased 110 basis points to 38.1% compared to 37.0% in the year-ago quarter
●	Operating income was $10.1 million as compared to $14.3 million in the year-ago quarter
●	Net income was $5.3 million, or $0.70 per diluted share, as compared to $6.8 million, or $0.93 per diluted share, for the year-ago quarter
●	Adjusted net income was $5.8 million, or $0.77 per diluted share, as compared to $8.0 million, or $1.09 per diluted share, for the year-ago quarter
●	Inventories at September 30, 2024 decreased 11.8% year-over-year
●	Total debt at September 30, 2024 decreased 29.7% year-over-year

"While cautious consumer spending outside of peak shopping periods and warm, dry weather acted as headwinds this quarter, the underlying strength of our business remains intact," said Jason Brooks, Chairman, President and Chief Executive Officer. “The benefits of our multi-brand, multi-channel model were evident in the third quarter as double digit sales growth in both our Durango brand and our Lehigh CustomFit safety footwear platform partially offset Wholesale declines primarily within our work, outdoor and commercial military categories. Based on our current order book for 2025, we believe this softness is transitory and that recent brand and marketing investments, along with our improved capital structure, have the Company well positioned to drive sustainable, profitable growth and long-term shareholder value."

Third Quarter 2024 Review

Third quarter net sales decreased 8.8% to $114.6 million compared with $125.6 million in the third quarter of 2023. Excluding certain non-recurring sales relating to the manufacturing of Servus product following the divestiture of the Servus brand, the change to a distributor model in Canada in November 2023, and temporarily elevated commercial military footwear sales to a single customer throughout 2023, net sales decreased 2.4% year-over-year. Wholesale sales for the third quarter were $84.0 million, down 15.7% compared to the third quarter of 2023, or 9.7% excluding the aforementioned non-recurring sales. Retail sales for the third quarter increased 9.2%, or 11.8% excluding the non-recurring sales related to the change in the Canadian distribution model, to $26.8 million compared to the third quarter of 2023. Contract Manufacturing sales were $3.8 million in the third quarter of 2024 compared to $1.4 million in the prior year period, or up $3.4 million excluding the aforementioned non-recurring sales.

Gross margin in the third quarter of 2024 was $43.6 million, or 38.1% of net sales, compared to $46.5 million, or 37.0% of net sales, for the same period last year. The 110-basis point increase in gross margin as a percentage of net sales was due to a higher mix of Retail segment sales which carry higher gross margins than the Wholesale and Contract Manufacturing segments.

Operating expenses were $33.6 million, or 29.3% of net sales, for the third quarter of 2024 compared to $32.3 million, or 25.7% of net sales, for the same period a year ago. Excluding $0.7 million of acquisition-related amortization in the third quarter of 2024 and $1.5 million of costs related to closure of a manufacturing facility, acquisition-related amortization, and restructuring costs in the third quarter of 2023, adjusted operating expenses were $32.9 million in the current year period and $30.7 million in the year-ago period. This increase was primarily attributable to incremental brand building and advertising programs to support future growth. As a percentage of net sales, adjusted operating expense were 28.7% in the third quarter 2024 compared with 24.5% in the year-ago period.

Income from operations for the third quarter of 2024 was $10.1 million, or 8.8% of net sales compared to $14.3 million or 11.4% of net sales for the same period a year ago. Adjusted operating income for the third quarter of 2024 was $10.8 million, or 9.4% of net sales compared to adjusted operating income of $15.8 million, or 12.6% of net sales a year ago.

Interest expense for the third quarter of 2024 was $3.3 million compared with $5.8 million a year ago. The decrease was driven by lower debt levels and interest rates as a result of the debt refinancing completed in April 2024.

The Company reported third quarter net income of $5.3 million, or $0.70 per diluted share compared to $6.8 million, or $0.93 per diluted share in the third quarter of 2023. Adjusted net income for the third quarter of 2024 was $5.8 million, or $0.77 per diluted share, compared to $8.0 million, or $1.09 per diluted share, in the year-ago period.

Balance Sheet Review

Cash and cash equivalents were $3.7 million at September 30, 2024 compared to $4.2 million on the same date a year ago.

Inventories at September 30, 2024 were $171.8 million, down 11.8% from $194.7 million on the same date a year ago.

Total debt, net of unamortized debt issuance costs of $2.4 million, at September 30, 2024 was $150.3 million consisting of a $47.2 million senior term loan and $105.5 million of borrowings under the Company's revolving credit facility. Compared with September 30, 2023 and December 31, 2023, total debt at September 30, 2024 was down 29.7% and 13.2%, respectively.

Conference Call Information

The Company's conference call to review third quarter 2024 results will be broadcast live over the internet today, Wednesday, October 30, 2024 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding softness in consumer spending being transitory (Paragraph 2) and that recent brand and marketing investments along with an improved capital structure have the Company well positioned to drive sustainable, profitable growth and long-term shareholder value (Paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2023 (filed March 15, 2024) and the quarterly reports on Form 10-Q for the quarters ended March 31, 2024 (filed May 9, 2024) and June 30, 2024 (filed August 8, 2024). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Operating Officer, Chief Financial Officer and Treasurer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30,	December 31,	September 30,
	2024	2023	2023
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$3,705	$4,470	$4,240
Trade receivables – net	77,130	77,028	97,844
Contract receivables	-	927	2,990
Other receivables	177	1,933	2,207
Inventories – net	171,847	169,201	194,734
Income tax receivable	-	1,253	2,445
Prepaid expenses	5,205	3,361	4,985
Total current assets	258,064	258,173	309,445
LEASED ASSETS	6,705	7,809	7,982
PROPERTY, PLANT & EQUIPMENT – net	50,380	51,976	53,124
GOODWILL	47,844	47,844	47,844
IDENTIFIED INTANGIBLES – net	110,521	112,618	113,321
OTHER ASSETS	1,503	965	1,015
TOTAL ASSETS	$475,017	$479,385	$532,731

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$63,148	$49,840	$62,733
Contract liabilities	-	927	2,990
Current portion of long-term debt	8,361	2,650	2,704
Accrued expenses and other liabilities	20,845	18,112	21,275
Total current liabilities	92,354	71,529	89,702
LONG-TERM DEBT	141,929	170,480	211,190
LONG-TERM TAXES PAYABLE	-	169	169
LONG-TERM LEASE	4,232	5,461	5,715
DEFERRED INCOME TAXES	7,475	7,475	8,006
DEFERRED LIABILITIES	777	716	1,179
TOTAL LIABILITIES	246,767	255,830	315,961
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2024 - 7,449,020; December 31, 2023 - 7,412,480; September 30, 2023 - 7,366,201	73,537	71,973	70,757
Retained earnings	154,713	151,582	146,013
Total shareholders' equity	228,250	223,555	216,770
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$475,017	$479,385	$532,731

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
NET SALES	$114,554	$125,614	$325,718	$335,881
COST OF GOODS SOLD	70,908	79,076	199,886	208,012
GROSS MARGIN	43,646	46,538	125,832	127,869

OPERATING EXPENSES	33,575	32,259	103,271	107,233

INCOME FROM OPERATIONS	10,071	14,279	22,561	20,636

INTEREST EXPENSE AND OTHER – net	(3,180)	(5,649)	(13,964)	(15,943)

INCOME BEFORE INCOME TAX EXPENSE	6,891	8,630	8,597	4,693

INCOME TAX EXPENSE	1,612	1,803	2,011	980

NET INCOME	$5,279	$6,827	$6,586	$3,713

INCOME PER SHARE
Basic	$0.71	$0.93	$0.89	$0.50
Diluted	$0.70	$0.93	$0.88	$0.50

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,449	7,366	7,432	7,355
Diluted	7,503	7,375	7,479	7,374

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

NET SALES
NET SALES, AS REPORTED	$114,554	$125,614	$325,718	$335,881
ADD: RETURNS RELATING TO SUPPLIER DISPUTE	-	-	-	1,542
ADJUSTED NET SALES	$114,554	$125,614	$325,718	$337,423

COST OF GOODS SOLD
COST OF GOODS SOLD, AS REPORTED	$70,908	$79,076	$199,886	$208,012
LESS: SUPPLIER DISPUTE INVENTORY ADJUSTMENT	-	-	-	(181)
ADJUSTED COST OF GOODS SOLD	$70,908	$79,076	$199,886	$207,831

GROSS MARGIN
GROSS MARGIN, AS REPORTED	$43,646	$46,538	$125,832	$127,869
ADJUSTED GROSS MARGIN	$43,646	$46,538	$125,832	$129,592

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$33,575	$32,259	$103,271	$107,233
LESS: ACQUISITION-RELATED AMORTIZATION	(692)	(692)	(2,076)	(2,148)
LESS: CLOSURE OF MANUFACTURING FACILITY	-	(398)	-	(398)
LESS: RESTRUCTURING COSTS	-	(453)	-	(1,486)
ADJUSTED OPERATING EXPENSES	$32,883	$30,716	$101,195	$103,201

ADJUSTED OPERATING INCOME	$10,763	$15,822	$24,637	$26,391

INTEREST EXPENSE AND OTHER – net, AS REPORTED	$(3,180)	$(5,649)	$(13,964)	$(15,943)
ADD: TERM LOAN FACILITY EXINGUISHMENT COSTS	-	-	2,597	-
LESS: GAIN ON SALE OF BUSINESS	-	-	-	(1,341)
ADJUSTED INTEREST EXPENSE AND OTHER – net	(3,180)	(5,649)	(11,367)	(17,284)

NET INCOME
NET INCOME, AS REPORTED	$5,279	$6,827	$6,586	$3,713
TOTAL NON-GAAP ADJUSTMENTS	692	1,543	4,673	4,414
TAX IMPACT OF ADJUSTMENTS	(162)	(322)	(1,093)	(922)
ADJUSTED NET INCOME	$5,809	$8,048	$10,166	$7,205

NET INCOME PER SHARE, AS REPORTED
BASIC	$0.71	$0.93	$0.89	$0.50
DILUTED	$0.70	$0.93	$0.88	$0.50

ADJUSTED NET INCOME PER SHARE
BASIC	$0.78	$1.09	$1.37	$0.98
DILUTED	$0.77	$1.09	$1.36	$0.98

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,449	7,366	7,432	7,355
DILUTED	7,503	7,375	7,479	7,374

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: "non-GAAP adjusted net sales," "non-GAAP adjusted costs of goods sold," "non-GAAP adjusted gross margin," "non-GAAP adjusted operating expenses," "non-GAAP adjusted operating income," "non-GAAP adjusted interest expense and other - net," "non-GAAP adjusted net income," and "non-GAAP adjusted net income per share." Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to management and investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See "Reconciliation of GAAP Measures to Non-GAAP Measures" accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Returns relating to supplier dispute	Returns relating to supplier dispute consist of returns of product produced by a manufacturing supplier.	We excluded these returns for calculating certain non-GAAP measures because these returns are inconsistent in size with our normal course of business and were unique to a resolved dispute with a manufacturing supplier. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate net sales trends.
Supplier dispute inventory adjustment	Supplier dispute inventory adjustment consists of an inventory adjustment to cost of goods sold for product produced by a manufacturing supplier.	We excluded this inventory adjustment to cost of goods sold for calculating certain non-GAAP measures because this adjustment is noncustomary and was unique to a resolved dispute with a manufacturing supplier. This adjustment facilitates a useful evaluation of our current operating performance and comparison to past operating performance and provides investors with additional means to evaluate net cost of goods sold trends.
Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Closure of Manufacturing Facility	Closure of manufacturing facility relates to the expenses and overhead incurred associated with closing our Rock Island manufacturing facility.	We excluded costs associated with the closure of our manufacturing facility for purposes of calculating non-GAAP measures because these costs did not reflect our current operating performance. These adjustments facilitated a useful evaluation of our current operating performance and comparison to past operating results and provided investors with additional means to evaluate expense trends.
Restructuring Costs	Restructuring costs represent severance expenses associated with headcount reductions following the integration of the acquired performance and lifestyle footwear business of Honeywell International Inc. in 2022 and the sale of Servus in 2023.	We excluded restructuring costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
Term debt extinguishment costs	Term debt extinguishment costs relate to the loss incurred on the extinguishment of debt during the second quarter 2024. The prepayment penalty associated with the early termination of the term debt, as well as the accelerated amortization of deferred financing fees of the term debt, was recorded as expense within Interest Expense and Other - net accompanying unaudited condensed consolidated financial statements.	We excluded these costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. This adjustment is a one-time cost for refinancing the term debt and is not reoccurring. This adjustment facilitates a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
Gain on sale of business	Gain on sale of business relates to the sale of the brand Servus. This includes the disposal of non-financial assets and corresponding expenses relating to the sale of the brand along with assets held at our Rock Island manufacturing facility.	We excluded the disposition of non-financial assets and related expenses for purposes of calculating certain non-GAAP measures because the gain does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.